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                         CONSENT OF INDEPENDENT AUDITORS


We consent the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-2) of Kemper Floating Rate Fund, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-74911) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09269).



                                                              ERNST & YOUNG LLP


Chicago, Illinois
April 23, 1999